                                                                    EXHIBIT 23


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Blonder Tongue Laboratories, Inc.



We hereby consent to the incorporation by reference in Registration No. 333-15039 of Blonder Tongue Laboratories, Inc. on Form S-8, and Registration No. 333-53045 of Blonder Tongue Laboratories, Inc. on Form S-3, of our report dated March 14, 2001, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.




                                BDO Seidman, LLP



Woodbridge, New Jersey

March 29, 2001